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                                                               Exhibit 2.n.(iii)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form N-2 (Securities Act File No. 333-50597 and Investment Company Act File No. 811-08761) of our report dated May 29, 1998, on our audit of the statement of assets and liabilities of Estee Lauder Automatic Common Exchange Security Trust. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ Coopers & Lybrand L.L.P.

New York, New York
May 29, 1998